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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion, in this Registration Statement on Form S-4, of our report dated August 20, 1997, on our audit of the consolidated financial statements of Granite Financial, Inc. and Subsidiaries. We also consent to the references to our firm under the caption "Experts" and "Selected Historical Financial Data of Granite".

                                        /s/  Ehrhardt Keefe Steiner & Hottman PC

January 12, 1998
Denver, Colorado